Myriad Genetics Appoints Sam Raha as Chief Operating Officer SALT LAKE CITY, Nov. 1, 2023 – Myriad Genetics, Inc., (NASDAQ: MYGN), a leader in genetic testing and precision medicine, today announced the appointment of Sam Raha as Chief Operating Officer (COO), effective December 11, 2023. Raha adds more than 25 years of general management, commercial, and operations experience, deeply rooted in life sciences and molecular diagnostics, to the team at Myriad Genetics. In his role as COO, he will be responsible for driving the company’s lab operations, customer service initiatives, and product development innovations. “Sam is an accomplished leader who understands how to build teams and drive a patient-centric culture, with a proven ability to define, execute and deliver profitable growth for companies within the diagnostics space,” said Paul Diaz, President and CEO, Myriad Genetics. “He will play an integral role in shaping Myriad’s long-term growth strategy, while delivering new perspectives and expertise to advance our current business initiatives, operational excellence and profitability.” Raha previously served as the President of Agilent’s Diagnostics and Genomics Group where he was responsible for overall strategy along with business and financial results. Prior to Agilent, he was Vice President of Global Marketing at Illumina. He earned his MBA from Santa Clara University and has an undergraduate degree in molecular and cell biology from the University of California, Berkeley. About Myriad Genetics Myriad Genetics is a leading genetic testing and precision medicine company dedicated to advancing health and well-being for all. Myriad develops and offers genetic tests that help assess the risk of developing disease or disease progression and guide treatment decisions across medical specialties where genetic insights can significantly improve patient care and lower healthcare costs. For more information, visit www.myriad.com. Safe Harbor Statement This press release contains “forward-looking statements” within the meaning of the Private Media Contact: Glenn Farrell (385) 318-3718 PR@myriad.com Investor Contact: Matt Scalo (801) 584-3532 IR@myriad.com

Securities Litigation Reform Act of 1995, including statements relating to Mr. Raha’s expected contributions to the company and Mr. Raha joining the company on December 11, 2023. These “forward-looking statements” are management’s expectations of future events as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially and adversely from those anticipated. Such factors include those risks described in the company’s filings with the U.S. Securities and Exchange Commission, including the company’s Annual Report on Form 10-K filed on March 1, 2023, as well as any updates to those risk factors filed from time to time in the company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8- K. Myriad is not under any obligation, and it expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.